                       PLEASE READ THIS CONTRACT CAREFULLY

THIS CONTRACT PROVIDES A PAYMENT CREDIT THAT MAY BE RECAPTURED UNDER CERTAIN CIRCUMSTANCES IN THE FIRST CONTRACT YEAR.

ANNUITY BENEFIT PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT PERFORMANCE OF THE VARIABLE ACCOUNT, MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. PLEASE REFER TO THE VALUE OF THE VARIABLE ACCOUNT SECTION FOR ADDITIONAL INFORMATION.

Values removed from a Guarantee Period Account prior to the end of its Guarantee Period may be subject to a Market Value Adjustment that may increase or decrease the values. A negative Market Value Adjustment will never be applied to the Death Benefit. A positive Market Value Adjustment, if applicable, will be added to the Death Benefit when the benefit paid is the contract's Accumulated Value. Please refer to the Market Value Adjustment section for additional information.

                            RIGHT TO EXAMINE CONTRACT

IF THIS CONTRACT WAS NOT SOLD AS PART OF A REPLACEMENT: The Owner may cancel this contract by returning it to the Company or one of its authorized representatives within ten days after receipt. The Company will refund an amount equal to the Accumulated Value, after application of any Market Value Adjustment, plus any fees and other charges and less the Payment Credit Recapture Amount. (See Payment Credit Recapture provision in "The Accumulation Phase.") This refund amount may be more or less than gross payments to the contract. If, however, the contract is issued as an Individual Retirement Annuity (IRA), the Company will refund the greater of the above or gross payments.

IF THIS CONTRACT WAS SOLD AS PART OF A REPLACEMENT: The Owner may cancel this contract by returning it to the Company or one of its authorized representatives within twenty days after receipt. The Company will refund an amount equal to gross payments less any withdrawals taken.

             ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

Home Office:               Dover, Delaware
Principal Office:          440 Lincoln Street, Worcester, Massachusetts 01653


This is a legal contract between Allmerica Financial Life Insurance and Annuity Company (the Company) and the Owner and is issued in consideration of the Initial Payment shown on the Specifications page. Additional Payments are permitted. Payments may be allocated to Variable Sub-Accounts, the Fixed Account or Guarantee Period Accounts.

                       /s/ Mark A. Hug         /s/ Charles F. Cronin
                           ---------------         ---------------------
                           President               Secretary

              Flexible Payment Deferred Variable and Fixed Annuity
              Annuity Benefit Payments Payable on the Annuity Date
           Death Benefit Payable if death occurs prior to Annuity Date
                          (see Death Benefits section)
                                Non-Participating


Form A3038-02                                                          bascb2-10

             TABLE OF CONTENTS (WILL NEED TO FINALIZE AT LATER DATE)


SPECIFICATIONS ...............................................................................................3

DEFINITIONS...................................................................................................7

OWNER, ANNUITANT AND BENEFICIARY..............................................................................9

THE ACCUMULATION PHASE

         PAYMENTS............................................................................................11

         PAYMENT CREDITS......................................................................................X

         VALUES..............................................................................................11

         VALUE ENHANCEMENT....................................................................................X

         TRANSFER............................................................................................13

         WITHDRAWAL AND SURRENDER............................................................................14

         DEATH BENEFIT.......................................................................................16

         PAYMENT CREDIT RECAPTURE.............................................................................X

THE PAYOUT PHASE

         ANNUITY BENEFIT.....................................................................................18

         TRANSFER............................................................................................20

         WITHDRAWAL..........................................................................................20

         PRESENT VALUE OF ANNUITY BENEFIT PAYMENTS...........................................................22

         DEATH OF THE ANNUITANT..............................................................................22

         ANNUITY BENEFIT PAYMENT OPTIONS.....................................................................22

         LIFE ANNUITY GUARANTEE OPTIONS......................................................................23

         ANNUITY OPTION RATE TABLES..........................................................................23

GENERAL PROVISIONS...........................................................................................27

                                            SPECIFICATIONS

Contract Type:                      [NQ]             Contract Number:                            [zz00600000]
Issue Date:                         [01/01/02]       Annuity Date:                               [01/01/2035]


Owner:                              [John Doe]       Owner Date of Birth:                        [01/01/1950]
Joint Owner:                        [Jack Doe]       Joint Owner Date of Birth:                  [01/01/1950]

Annuitant:                          [John Doe]       Annuitant Date of Birth:                    [01/01/1950]
Joint Annuitant:                    [Jack Doe]       Joint Annuitant Date of Birth:              [01/01/1950]

Annuitant Sex:                      [Male]           Beneficiary(ies):
Joint Annuitant Sex:                [Male]           Primary:                   Surviving Joint Owner, if any
                                                     1st Contingent:                             [Mary Doe]
                                                     2nd Contingent:                             [Sue Doe]

Payment Credit Percentage:          [4%] (for each Payment made before the first contract anniversary)
                                    [2%] (for each Payment made on or after the first contract anniversary)

Value Enhancement Percentage:       [2%]
Value Enhancement Date:             every [5th] contract anniversary

Minimum Fixed Account
Guaranteed Interest Rate:           [3%]

Minimum Additional Payment                  Maximum Additional Payment
Amount:                    [$50.00]         Amount:                             [$2,000,000]

Guarantee Period Account                    Guarantee Period Account

Minimum Interest Rate:     [3%]             Minimum Allocation Amount:          [$1,000.00]

Minimum Withdrawal                          Minimum Accumulated Value

Amount:                    [$100.00]        After Withdrawal:                   [$1,000.00]

Minimum Annuity                             Maximum Alternative Annuity Date:   [01/01/2049]
Benefit Payment:           [$100.00]

Surrender Charge Table:

                                    Years From                 Surrender Charge as a
                                    Date of Payment            Percent of the Payments
                                    To Date of Withdrawal              Withdrawn
                                    --------------------------------------------
                                    [Less Than:      1                         8.5%
                                                     2                         8.5%
                                                     3                         8.5%
                                                     4                         8.5%
                                                     5                         7.5%
                                                     6                         6.5%
                                                     7                         5.5%
                                                     8                         3.5%
                                                     9                         1.5%
                                            Thereafter                          0%]

Payment Credit Recapture Table:

                                    Years From                Payment Credit Recapture Amount
                                    Date of Payment           as a Percent of the Payments
                                    To Date of Withdrawal              Withdrawn
                                    --------------------------------------------
                                    [Less Than:      1                         4.0%]



Withdrawal Without Surrender Charge Percentage: [15%]
Mortality and Expense Risk Charge: [1.45%] on an annual basis of the daily value of the Sub-Account assets.
Administrative Charge: [.15%] on an annual basis of the daily value of the Sub-Account assets.
Contract Fee: [$35, if the Accumulated Value is less than $75,000.00. Waived for 401(k)s.]
Principal Office: 440 Lincoln Street, Worcester, Massachusetts 01653 [(1-800-xxx-xxxx)]

Owner:            [John Doe ]                                 Contract Number:   [zzz0000000]

Joint Owner:      [Jack Doe]

Initial Payment:  [$10,000.00]

Payment Allocation:            (The Initial Payment is allocated in the following manner:)

         Variable Sub-Accounts:   Need to change to Scudder funds
         ---------------------


[Select Emerging Markets Fund                           Fidelity VIP Growth Portfolio
Select International Equity Fund                        Select Growth Fund
Oppenheimer Global Securities Fund VA                   Allmerica Core Equity Fund
FT VIP Templeton Foreign Securities Fund                Allmerica Equity Index Fund
MFS New Discovery Series                                AIM V.I. Blue Chip Fund
AIM V.I. Aggressive Growth Fund                         FT VIP Franklin Large Cap Growth Securities Fund
FT VIP Small Cap Fund                                   Alliance Growth & Income Portfolio
Select Strategic Growth Fund                            MFS Total Return Series
Alliance Bernstein Small Cap Value Portfolio            MFS Utilities Series
Fidelity VIP Value Strategies Portfolio                 Oppenheimer Main Street Growth & Income Fund VA
FT VIP Small Cap Value Securities Fund                  Fidelity VIP Contrafund
MFS Mid Cap Growth Series                               AIM V.I. Basic Value Fund
Fidelity VIP III Mid Cap Portfolio                      Oppenheimer Multiple Strategies Fund VA
AIM V.I. Capital Development Fund                       Fidelity Equity Income Fund
Select Capital Appreciation Fund                        AllianceBernstein Value Portfolio
FT VIP  Mutual Shares Securities Fund                   Select Growth & Income Fund
Select Value Opportunity Fund                           Oppenheimer High Income Fund VA
Alliance Premier Growth Portfolio                       Select Investment Grade Income Fund
Alliance Technology Portfolio                           Select Strategic Income Fund
Oppenheimer Capital Appreciation Fund VA                Allmerica Government Bond Fund
AIM V.I. Premier Equity Fund                            Allmerica Money Market Fund]
Select Aggressive Growth Fund

         Fixed Account:
         --------------

Owner:            [John Doe]                                  Contract Number:   [zzz0000000]

Joint Owner:      [Jack Doe]



         Guarantee Period Accounts:    Need to add hypothetical data
         -------------------------

         Guarantee                          Interest                   Expiration
         Period                             Rate                       Date
         ------                             ----                       ----
         [ 2 years
           3 years
           4 years
           5 years
           6 years
           7 years
           8 years
           9 years
          10 years]

         -------
         100%                               TOTAL PAYMENT ALLOCATION

Owner:            [John Doe]                                  Contract Number:   [zzz0000000]

Joint Owner:      [Jack Doe]

================================================================================
RIDER(S) SELECTED:

[Annual Step-up Enhanced Death Benefit Rider:]

         [See Rider for Benefit and Charge]


[Annual Step-up with 5% Yield Enhanced Death Benefit Rider:]

         [See Rider for Benefit and Charge]


[Annual Step-up with 7% Yield Enhanced Death Benefit Rider:]

         [See Rider for Benefit and Charge]


[10% Breakthrough with 5% Roll-up Enhanced Death Benefit Rider:]

         [See Rider for Benefit and Charge]


[Enhanced Earnings Rider:]

         [See Rider for Benefit and Charge]

[Discount Rider:]

         [See Rider for details]

                      THIS PAGE INTENTIONALLY LEFT BLANK

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                           DEFINITIONS

Accumulated Value                   The aggregate value of all accounts in this
                                    contract before the Annuity Date. As long as the Accumulated Value is greater than zero, the contract will stay in effect.

Accumulation Unit                   A measure used to calculate the value of a
                                    Sub-Account before annuity benefit payments begin.

Annuitant                           On and after the Annuity Date, the person
                                    upon whose continuation of life annuity
                                    benefit payments involving life contingency depend. Joint Annuitants are permitted and unless otherwise indicated, any reference to Annuitant shall include Joint Annuitants.

Annuity Date                        The date annuity benefit payments begin. The
                                    Annuity Date is shown on the Specifications page.

Annuity Unit                        A measure used to calculate annuity benefit
                                    payments under a variable annuity option.

Beneficiary                         The person, persons or entity entitled to
                                    the Death Benefit prior to the Annuity Date or any annuity benefit payments upon the death of the Owner on or after the Annuity
                                    Date.

Company                             Allmerica Financial Life Insurance and
                                    Annuity Company.

Contract Year                       A one-year period based on the Issue Date or
                                    an anniversary .

Cumulative Earnings                 Accumulated Value reduced by total Payments
                                    not previously withdrawn.

Effective Valuation Date            The Valuation Date on or immediately
                                    following the day a payment, request for transfer, withdrawal or surrender, or Proof of Death is received at the Principal
                                    Office.

Fixed Account                       The part of the Company's General Account to
                                    which all or a portion of a Payment or
                                    transfer may be allocated.

Fund Each separate investment company, investment series or portfolio eligible for investment by a Sub-Account of the Variable Account.

General Account                     All assets of the Company that are not
                                    allocated to a Separate Account.

Gross Payment Base                  Total gross payments made to the contract
                                    reduced by withdrawals which exceed the
                                    Withdrawal Without Surrender Charge amount.

Guarantee Period                    The number of years that a Guaranteed
                                    Interest Rate may be credited to a Guarantee
                                    Period Account.

Guarantee Period Account            An account which corresponds to a Guaranteed
                                    Interest Rate for a specified Guarantee
                                    Period and is supported by assets in a
                                    Separate Account. The Owner may only invest in a Guarantee Period Account prior to the Annuity Date.

Guaranteed Interest Rate            The annual effective rate of interest after
                                    daily compounding credited to a Guarantee
                                    Period Account.

Market Value Adjustment             A positive or negative adjustment to
                                    earnings in a Guarantee Period Account
                                    assessed if any portion of a Guarantee
                                    Period Account is withdrawn or transferred prior to the end of its Guarantee Period.

Owner The person, persons or entity entitled to exercise the rights and privileges under this contract. Joint Owners are permitted and unless otherwise indicated, any reference to Owner shall include joint Owners.

Payment Credit                      The amount credited to the contract by the
                                    Company each time a Payment is made into the contract.

Pro Rata                            How a Payment or withdrawal may be
                                    allocated among the accounts. A Pro Rata allocation or withdrawal will be made in the same proportion that the value of each account bears to the Accumulated Value.

Proof of Death                      The death certificate and all necessary
                                    claim paperwork, as determined by the
                                    Company.

Qualified Contract                  A contract that is purchased in connection
                                    with a retirement plan which meets the
                                    requirements of Section 401, 403, 408 or
                                    408A of the Internal Revenue Code.

Request A request or notice made by the Owner, in a manner consistent with the Company's current procedures, which is received and recorded by the Company.

Separate Account                    A segregated account established by the
                                    Company. The assets in a Separate Account are not commingled with the Company's general assets and obligations. The assets of a Separate Account are not subject to claims arising out of any other business the Company may conduct.

State                               The state or jurisdiction in which the
                                    contract is issued.

Sub-Account                         A Variable Account subdivision that invests
                                    exclusively in shares of a corresponding
                                    Fund.

Surrender Value                     The amount payable to the Owner on full
                                    surrender, after application of any
                                    applicable Market Value Adjustment,
                                    surrender charge, Contract Fee and Payment
                                    Credit Recapture Amount.

Survivor Annuity Benefit            The number of Annuity Units (under a
Percentage                          variable joint life annuitization option) or
                                    the dollar value of the annuity benefit
                                    payments (under a fixed joint life
                                    annuitization option) paid during the
                                    surviving Annuitant's life may be less than or equal to the number of Annuity Units paid when both individuals are living. The
                                    Survivor Annuity Benefit Percentage is the percentage of total Annuity Units or dollars paid in each annuity benefit during the survivor's life. For example, with a Joint and Two-thirds Survivor Option, the Survivor
                                    Annuity Benefit Percentage is 66 2/3 %. This percentage is only applicable after the death of the first Annuitant.

Valuation Date                      A day the values of all units are
                                    determined. Valuation Dates occur on each day the New York Stock Exchange is open for trading, or such other dates when there is sufficient trading in a Fund's portfolio securities such that the current unit value may be materially affected.

Valuation Period                    The interval between two consecutive
                                    Valuation Dates.

Value Enhancement                   Prior to the Annuity Date, the amount
                                    credited to the contract by the Company
                                    on every fifth contract anniversary.

Variable Account                    The Company's Separate Account, consisting
                                    of Sub-Accounts that invest in the
                                    underlying Funds.

                        OWNER, ANNUITANT AND BENEFICIARY

Owner When the contract is issued, the Owner will be as shown on the Specifications page. The Owner may be changed in accordance with the terms of this contract. Upon the death of an Owner prior to the Annuity Date, a Death Benefit is paid. The Maximum Alternative Annuity Date is based upon the age of the Owner.

                                    The Owner may exercise all rights and
                                    options granted in this contract or by the Company, subject to the consent of any irrevocable Beneficiary. Where there are joint Owners, the consent of both is required in order to exercise any ownership rights.

Assignment                          Prior to the Annuity Date and prior to the
                                    death of an Owner, the Owner may be changed at any time. Only the Owner may assign this contract. An absolute assignment will transfer ownership to the assignee. This contract may also be collaterally assigned as security. The limitations on ownership rights while the collateral assignment is in effect are stated in the assignment.
                                    Additional limitations may exist for
                                    contracts issued under provisions of the Internal Revenue Code.

                                    An assignment will take place only when the Company has actually received a Request in writing and recorded the change at the Principal Office. The Company will not be deemed to know of the assignment until such time. When recorded, the assignment will take effect as of the date it was signed. The assignment will be subject to payments made or actions taken by the Company before the change was recorded.

                                    The Company will not be responsible for the validity of any assignment nor the extent of any assignee's interest. The interests of the Beneficiary will be subject to any assignment.

Annuitant                           When the contract is issued, the Annuitant
                                    will be as shown on the Specifications page.
                                    The Annuitant may be changed in accordance with the terms of this contract. Prior to the Annuity Date, an Annuitant may be replaced or added unless the Owner is a non-natural person. At all times there must be at least one Annuitant. If the Annuitant dies and a replacement is not named, the Owner will be considered to be the new
                                    Annuitant. Upon the death of an Annuitant prior to the Annuity Date, a Death Benefit is not paid unless the Owner is a non-natural person.

                                    A change of Annuitant will take place only when the Company has actually received a Request in writing and recorded the change at the Principal Office. The Company will not be deemed to know of the change of Annuitant until such time. When recorded, the change of Annuitant will take effect as of the date it was signed. The change of Annuitant will be subject to payments made or actions taken by the Company before the change was recorded.

Beneficiary                         The Beneficiary is as named on the
                                    Specifications page unless subsequently
                                    changed.  The Owner may declare any
                                    Beneficiary to be revocable or irrevocable.
                                    A revocable Beneficiary may be changed at any time prior to the Annuity Date and before the death of an Owner or after the Annuity Date and before the death of the Annuitant. An irrevocable Beneficiary must consent in writing to any change. Unless otherwise indicated, the Beneficiary will be revocable.

                                    A Beneficiary change must be made in writing in a form acceptable to the Company and will be subject to the rights of any assignee of record. When the Company receives the form, the change will take place as of the date it was signed, even if an Owner or the Annuitant dies after the form is signed but prior to the Company's receipt of the form. Any rights created by the change will be subject to payments made or actions taken by the Company before the change was recorded.

                                    All benefits payable to the Beneficiary
                                    under this contract will be divided equally among the surviving Beneficiaries of the same class, unless the Owner directs otherwise. If there is no surviving Beneficiary in a particular class, then the benefit is divided equally among the surviving Beneficiaries of the next class. If there is no surviving Beneficiary, the deceased Beneficiary's interest will pass to the Owner or the Owner's estate. At the death of the first joint Owner prior to the Annuity Date, the surviving joint Owner is the sole, primary Beneficiary notwithstanding that the designated Beneficiary may be different.

                                    The Beneficiary can not assign, transfer, commute, anticipate or encumber the proceeds or payments unless given that right by the Owner.

Protection of Proceeds              To the extent allowed by law, this contract
                                    and any payments made under it will be
                                    exempt from the claims of creditors.

                                    THE ACCUMULATION PHASE

                                    PAYMENTS

Payments Each Payment is equal to the gross payment less the amount of any applicable premium tax. Gross payments refers to Payments made by the Owner. The Company reserves the right to deduct the amount of the premium tax from the Accumulated Value at a later date rather than when the premium tax liability is first incurred by the Company. In no event will an amount be deducted for premium taxes before the Company has incurred a tax liability under applicable State law.

Initial Payment                     The Initial Payment is shown on the
                                    Specifications page.

Additional Payments                 Prior to the Annuity Date and before the
                                    death of an Owner, the Owner may make
                                    additional Payments of at least the
                                    Minimum Additional Payment Amount (see
                                    Specifications page).

Payment Allocations                 The Initial Payment is allocated in
                                    accordance with the Payment Allocation,
                                    shown on the Specifications page. Each
                                    subsequent Payment will be allocated in the same manner unless allocation instructions accompany the Payment or the Payment
                                    Allocation is changed by the Owner.

                                    The minimum amount that may be allocated to the Guarantee Period Account is shown on the Specifications page. If the Owner requests an allocation less than the minimum amount, the Company reserves the right to apply that amount to the [money market Sub-Account.]

                                    PAYMENT CREDITS

                                    Each time the Owner makes a Payment to the contract, the Company will credit an amount equal to such Payment multiplied by the Payment Credit Percentage (see Specifications page). This amount will be credited to the contract's Accumulated Value. Each Payment Credit will be allocated in the same manner as its corresponding Payment.

                                    VALUES

Value of the Variable               The value of a Sub-Account on a Valuation
Account                             Date is determined by multiplying the
                                    Accumulation Units in that Sub-Account by the Accumulation Unit Value as of the Valuation Date.

                                    Accumulation Units are purchased when an amount is allocated to a Sub-Account. The number of Accumulation Units purchased equals the amount allocated to a Sub-Account divided by the applicable Accumulation Unit Value as of the Valuation Date.

Accumulation Unit                   The value of a Sub-Account Accumulation Unit
Values                              as of any Valuation Date is determined by
                                    multiplying the value of an Accumulation
                                    Unit for the preceding Valuation Date by the Net Investment Factor for that Valuation
                                    Period.

Net Investment Factor               The Net Investment Factor measures the
                                    investment performance of a Sub-Account from one Valuation Period to the next. This factor is equal to 1.000000 plus the result (which may be positive or negative) from dividing (a) by (b) and subtracting (c) and (d) where:

                                       (a)  is the investment income of a Sub-
                                            Account for the Valuation Period,
                                            including realized or unrealized
                                            capital gains and losses during the
                                            Valuation Period, adjusted for
                                            provisions made for taxes, if any;

                                       (b)  is the value of that Sub-Account's
                                            assets at the beginning of the
                                            Valuation Period;

                                       (c)  is the Mortality and Expense Risk
                                            Charge applicable to the current
                                            Valuation Period (see Specifications
                                            page) plus any applicable Rider
                                            charges; and

                                       (d)  is the Administrative Charge
                                            applicable to the current Valuation
                                            Period (see Specifications page).

                                    The Company assumes the risk that its actual mortality expense experience may exceed the amounts provided under the contract. The Company guarantees that the charge for mortality and expense risks and the administrative charge will not be increased. Subject to applicable State and federal laws, these charges may be decreased or the method used to determine the Net Investment Factor may be changed.

Value of the Fixed                  Amounts allocated to the Fixed Account
Account                             receive interest at rates periodically set
                                    by the Company. The Company guarantees that the initial rate of interest in effect when an amount is allocated to the Fixed Account will remain in effect for that amount for one year or until such amount is transferred out of the Fixed Account, whichever is sooner. Thereafter, the rate of interest for that amount will be the Company's current interest rate, but no less than the Minimum
                                    Fixed Account Guaranteed Interest Rate (see
                                    Specifications page).

                                    The value of the Fixed Account on any date is the sum of amounts allocated to the Fixed Account plus interest compounded and credited daily at the rates applicable to those amounts. The value of the Fixed Account will be at least equal to the minimum required by law in the State in which this contract is delivered.

Value of the Guarantee              Amounts allocated to the same Guarantee
Period Accounts                     Period Account on the same day will be
                                    treated as one Guarantee Period Account. The interest rate in effect when an amount is allocated to a Guarantee Period Account is guaranteed for the duration of the Guarantee
                                    Period. Each time the Guaranteed Interest
                                    Rate changes for a particular Guarantee
                                    Period, a new Guarantee Period Account is established.

                                    The value of a Guarantee Period Account on any date is the sum of amounts allocated to that Guarantee Period Account plus interest compounded and credited daily at the rate applicable to that amount.

Guaranteed Interest                 The Company will periodically set Guaranteed
Rates                               Interest Rates for each available Guarantee
                                    Period. These rates will be guaranteed for the duration of the respective Guarantee
                                    Periods. A Guaranteed Interest Rate will never be less than the Guarantee Period
                                    Account Minimum Interest Rate (see
                                    Specifications page).

Renewal Guarantee                   At least 45 days (but not more than 75 days)
                                    prior to the end a Periods Guarantee Period, the Company will notify the Owner in writing of the expiration of that Guarantee Period.
                                    The Owner may transfer amounts to the
                                    Sub-Accounts, the Fixed Account or establish a new Guarantee Period Account of any duration then offered by the Company as of the day following the expiration of the Guarantee Period. The transfer will not be subject to a Market Value Adjustment; see
                                    "Market Value Adjustment." Guaranteed
                                    Interest Rates corresponding to the
                                    available Guarantee Periods may be higher or lower than the previous Guaranteed Interest
                                    Rate. If reallocation instructions are not received at the Principal Office before the end of a Guarantee Period, the Guarantee
                                    Period Account value will be automatically applied to a new Guarantee Period Account with the same Guarantee Period unless:

                                       (a)  less than the Guarantee Period
                                            Account Minimum Allocation Amount
                                            (see Specifications page) remains in
                                            the Guarantee Period Account on its
                                            expiration date; or

                                       (b)  the Guarantee Period would extend
                                            beyond the Annuity Date or is no
                                            longer available.

                                    In such cases, the Guarantee Period Account value will be transferred to the [money market Sub-Account.]

Contract Fee                        Prior to the Annuity Date, on each contract
                                    anniversary and when the contract is
                                    surrendered, the Company will deduct a
                                    Contract Fee (see Specifications page) Pro
                                    Rata.

                                    VALUE ENHANCEMENT

                                    If the oldest Owner (or oldest Annuitant, if the Owner is a non-natural person) is under age 76 on the Issue Date, the Company will credit a Value Enhancement on each Value Enhancement Date prior to the Annuity Date. However, the Company will not credit a Value Enhancement after the date of death of an Owner (or Annuitant, if the Owner is a non-natural person), if the contract is not continued by the deceased Owner's spouse (or deceased Annuitant's spouse, if the Owner is a non-natural person).

                                    The Value Enhancement is an amount equal to the Accumulated Value on the Value Enhancement Date multiplied by the Value Enhancement Percentage (see Specifications page). This amount will be credited to the contract's Accumulated Value and will be allocated Pro Rata. However, the portion of each Value Enhancement that would have been credited to a Guarantee Period Account (if applicable) as a result of this Pro Rata allocation will be credited to the [money market Sub-Account].

                                    TRANSFER

                                    Prior to the Annuity Date, the Owner may transfer amounts among accounts by Request to the Principal Office. Transfers to a Guarantee Period Account must be at least equal to the Minimum Guarantee Period Account Allocation Amount (see Specifications page). If the Owner requests the transfer of a smaller amount to the Guarantee Period Account, the Company may transfer that amount to the [money market Sub-Account.]

                                    Any transfer from a Guarantee Period Account prior to the end of its Guarantee Period will be subject to a Market Value Adjustment.

                                    There is no charge for the first twelve
                                    transfers per contract year. A transfer
                                    charge of up to $25 may be imposed on each additional transfer.

                                    The Company reserves the right to limit or refuse transfers if it determines, in its sole discretion, that the exercise of that right by an Owner(s), or any agent or duly authorized representative of such Owner(s) is, or would be, to the disadvantage of other Owners. Such transfer limitations could be applied to transfers to or from some or all of the accounts and could include but not be limited to:

                                       (a)  the requirement of a minimum time
                                            period between each transfer;

                                       (b)  not accepting a transfer request of
                                            an agent or duly authorized
                                            representative of such Owner(s)
                                            authorized to act on behalf of such
                                            Owner(s); and

                                       (c)  limiting the dollar amount that may
                                            be transferred to or from any of the
                                            accounts by an Owner(s) at any one
                                            time.

                                    Such limitations, individually or in
                                    aggregate, may be applied in any manner
                                    reasonably designed to prevent any use of the transfer right which is considered by the Company to be to the disadvantage of other Owners.

                                    WITHDRAWAL AND SURRENDER

                                    Prior to the Annuity Date, the Owner may, by Request, withdraw a part of the Surrender Value or surrender the contract for its Surrender Value. If the Owner takes a withdrawal or surrenders the contract prior to the first contract anniversary, the amount withdrawn or the Surrender Value may be subject to a deduction for the Payment Credit Recapture Amount. See Payment Credit Recapture provision in "The Accumulation Phase."

                                    Any withdrawal must be at least the Minimum
                                    Withdrawal Amount (see Specifications page).
                                    A withdrawal will not be permitted if the Accumulated Value remaining in the contract would be less than the Minimum Accumulated Value After Withdrawal (see Specifications page). The Request must indicate the dollar amount to be paid and the accounts from which it is to be withdrawn. A withdrawal from a Guarantee Period Account will be subject to a Market Value Adjustment.

                                    When surrendered, this contract terminates and the Company has no further liability under it. The Surrender Value will be based on the Accumulated Value on the Effective Valuation Date.

                                    Amounts taken from the Variable Account will be paid within 7 days of the date a Request is received. The Company reserves the right to delay payments subject to applicable laws, rules and regulations governing variable annuities.

                                    Amounts taken from the Fixed Account or the Guarantee Period Accounts will normally be paid within 7 days of the date a Request is received. The Company may defer payment for up to six months from the receipt date.

                                    If deferred for 30 days or more, the amount payable will be credited interest at a rate equal to the Minimum Fixed Account Guaranteed Interest Rate (see Specifications page), or the rate mandated by the appropriate State.

Withdrawal Without                  In each calendar year, withdrawals up to the
Surrender Charge                    greater of (a) or (b) may be made without a
                                    surrender charge where:

                                       (a)  is a percent (see Specifications
                                            Page) of the Gross Payment Base as
                                            of the Effective Valuation Date,
                                            reduced by any prior Withdrawal
                                            Without Surrender Charge made in the
                                            same calendar year; and

                                       (b)  is, for Qualified Contracts and
                                            contracts funding employer-sponsored
                                            Internal Revenue Code Section 457
                                            plans, the amount of the Life
                                            Expectancy Distribution ("LED")
                                            benefit available under the
                                            Company's then current LED rules,
                                            including withdrawals taken as a
                                            Required Minimum Distribution
                                            ("RMD"). The LED benefit available
                                            is reduced by any prior Withdrawal
                                            Without Surrender Charge made in the
                                            same calendar year. LED benefits are
                                            based on the life expectancy of the
                                            Owner or the joint life expectancies
                                            of the Owner and the Beneficiary.

                                    Withdrawal Without Surrender Charge amounts will first be considered withdrawn from Cumulative Earnings. To the extent that any such amount withdrawn exceeds Cumulative Earnings, the excess will be considered withdrawn on a last-in, first-out basis from Payments not previously withdrawn. Amounts withdrawn from a Guarantee Period Account prior to the end of the applicable Guarantee Period will be subject to a Market Value Adjustment.

Withdrawal With                     Any amounts withdrawn or surrendered in
Surrender Charge                    excess of the Withdrawal Without Surrender
                                    Charge amount may be subject to a surrender charge.

                                    These amounts will first be considered
                                    withdrawn on a first-in, first-out basis from Payments not previously withdrawn. These amounts will then be considered withdrawn from Cumulative Earnings. The Company will compute applicable charges using the Surrender Charge Table (see Specifications page).

Waiver of Surrender                 The surrender charge will be waived if an
Charge                              Owner, or the if the Owner is a non-natural
                                    person, is:

                                       (a)  admitted to a "medical care
                                            facility" after being named Owner
                                            or Annuitant and remains confined
                                            there until the later of one year
                                            after the Issue Date or 90
                                            consecutive days;

                                       (b)  first diagnosed by a licensed
                                            "physician" as having a "fatal
                                            illness" after the Issue Date and
                                            after being named Owner or
                                            Annuitant; or

                                       (c)  physically disabled after the Issue
                                            Date and after being named Owner or
                                            Annuitant and before attaining age
                                            65. The Company may require proof of
                                            continuing disability, and reserves
                                            the right to obtain an examination
                                            by a licensed "physician" of its
                                            choice and at its expense.

                                    "Medical care facility" means any State
                                    licensed facility providing medically
                                    necessary inpatient care which is prescribed by a licensed "physician" in writing and based on physical limitations which prohibit daily living in a non-institutional setting. "Fatal illness" means a condition diagnosed by a licensed "physician" which is expected to result in death within two years of the diagnosis. "Physician" means a person other than the Owner, the Annuitant or a member of one of their families who is State licensed to give medical care or treatment and is acting within the scope of that license. "Physically disabled" means the Owner or Annuitant has been unable to engage in an occupation or to conduct daily activities for a period of at least 12 consecutive months as a result of disease or bodily injury.

                                    No additional Payments are permitted after this provision becomes effective.

Market Value Adjustment             A transfer, withdrawal or surrender from a
                                    Guarantee Period Account after the
                                    expiration of its Guarantee Period will not be subject to a Market Value Adjustment. A
                                    Market Value Adjustment will apply to all other transfers, withdrawals or surrenders from a Guarantee Period Account. Amounts in a Guarantee Period Account that are applied under an Annuity Option are treated as withdrawals when calculating the Market
                                    Value Adjustment.  The Market Value
                                    Adjustment will be determined by multiplying the amount taken from each Guarantee Period
                                    Account by the market value factor. The
                                    market value factor for each Guarantee
                                    Period Account is equal to:

                                            (1+I) n/365
                                            -----
                                            (1+j)         -1

                                    where:

                                            i - is the Guaranteed Interest Rate
                                            expressed as a decimal being
                                            credited to the current Guarantee
                                            Period;

                                            j - is the new Guaranteed Interest
                                            Rate, expressed as a decimal, for a
                                            Guarantee Period with a duration
                                            equal to the number of years
                                            remaining in the current Guarantee
                                            Period, rounded to the next higher
                                            number of whole years. If that rate
                                            is not available, the Company will
                                            use a suitable rate or index allowed
                                            by the Department of Insurance; and

                                            n - is the number of days remaining
                                            from the Effective Valuation Date to
                                            the end of the current Guarantee
                                            Period.

                                    If the Guaranteed Interest Rate being
                                    credited is lower than the new Guaranteed
                                    Interest Rate, the Market Value Adjustment will decrease the Guarantee Period Account value. Similarly, if the Guaranteed Interest Rate being credited is higher than the new Guaranteed Interest Rate, the Market Value Adjustment will increase the Guarantee Period Account value. The Market Value Adjustment will never result in a change to the value more than the interest earned in excess of an amount based on the Guarantee Period Account Minimum Interest Rate (see Specifications page).

                                    DEATH BENEFIT

                                    At the death of an Owner prior to the
                                    Annuity Date, the Company will pay to the Beneficiary a Death Benefit upon receipt at the Principal Office of Proof of Death. If the Owner is a non-natural person, prior to the Annuity Date, a Death Benefit is paid on the death of an Annuitant, upon receipt at the Principal Office of Proof of Death.

Death Benefit                       The Death Benefit will be the greater of:

                                       (a)  the Accumulated Value on the
                                            Effective Valuation Date, increased
                                            by any positive Market Value
                                            Adjustment; or

                                       (b)  the sum of the gross payments
                                            made under this contract prior to
                                            the date of death, proportionately
                                            reduced to reflect all partial
                                            withdrawals.

                                            For each withdrawal, the
                                            proportionate reduction is
                                            calculated by multiplying the Death
                                            Benefit under the (b) option,
                                            immediately prior to the withdrawal,
                                            by the following:

                                                  Amount of the withdrawal
                                                  ------------------------
                                                Accumulated Value immediately
                                                   prior to the withdrawal

                                    If an Owner (or an Annuitant, if the Owner is a non-natural person), dies prior to the first contract anniversary, the Death Benefit will include a deduction for the Payment Credit Recapture Amount. See Payment Credit Recapture provision in "The Accumulation Phase."

Payment of the Death                Unless the Owner has specified that the
Benefit                             Death Benefit be under another settlement
                                    option that satisfies the of Section 72(s) of the Internal Revenue Code, the Death
                                    Benefit will be paid to the Beneficiary
                                    within 7 days of the Effective Valuation
                                    Date. Alternatively, if the Owner has not specified otherwise, the Beneficiary may, by a Request in writing, elect to:

                                       (a)  defer distribution of the Death
                                            Benefit for a period no more than 5
                                            years from the date of death; or

                                       (b)  receive distributions over his/her
                                            life expectancy (or over a period
                                            not extending beyond such life
                                            expectancy). Distributions must
                                            begin within one year from the date
                                            of death.

                                    If distribution of the Death Benefit is
                                    deferred under (a) or (b), any value in
                                    Guarantee Period Accounts will be
                                    transferred to the [money market
                                    Sub-Account]. The excess, if any, of the Death Benefit over the Accumulated Value will also be transferred to the [money market Sub-Account.] The Beneficiary may, by a Request, effect transfers and withdrawals, but may not make additional Payments. If there are multiple Beneficiaries, the consent of all is required.

                                    If the sole Beneficiary is the deceased
                                    Owner's spouse, the Beneficiary may, by a Request in writing, continue the contract and become the new Owner and Annuitant subject to the following:

                                       (a)  any value in the Guarantee Period
                                            Accounts will be transferred to the
                                            [money market Sub-Account];

                                       (b)  the excess, if any, of the Death
                                            Benefit over the contract's
                                            Accumulated Value will also be
                                            transferred to the [money market
                                            Sub-Account];

                                       (c)  additional Payments may be made; and

                                       (d)  any subsequent spouse of the new
                                            Owner, if named as the Beneficiary,
                                            may not continue the contract.

                                     PAYMENT CREDIT RECAPTURE

                                    Prior to the Annuity Date, the Company will recapture all or part of any Payment Credits (the "Payment Credit Recapture Amount") in the circumstances outlined below:

                                       (a)  If the Right to Examine contract
                                            provision is exercised and the
                                            amount payable is based on the
                                            Accumulated Value;

                                       (b)  If a withdrawal, subject to a
                                            surrender charge, is taken prior to
                                            the first contract anniversary;

                                       (c)  If the contract is surrendered prior
                                            to the first contract anniversary;
                                            or

                                       (d)  If death of an Owner (or an
                                            Annuitant, if the Owner is a
                                            non-natural person) occurs prior to
                                            the first contract anniversary and
                                            the contract is not continued by the
                                            deceased Owner's spouse (or deceased
                                            Annuitant's spouse, if the Owner is
                                            a non-natural person).

                                    In (a), (c) and (d) above, the Payment
                                    Credit Recapture Amount is equal to total
                                    Payment Credits.

                                    In (b) above, the Payment Credit Recapture
                                    Amount is calculated by applying the
                                    applicable percentage in the Payment Credit
                                    Recapture Table (see Specifications page) to
                                    Payments, subject to a surrender charge, that are withdrawn (see Specifications page).

                                    The Payment Credit Recapture Amount will first be considered withdrawn on a first-in, first-out basis from Payments not previously withdrawn. The Payment Credit Recapture Amount will then be considered withdrawn from Cumulative Earnings.

                                THE PAYOUT PHASE

                                    ANNUITY BENEFIT

Annuity Options                     Annuity Options are available on a fixed,
                                    variable or combination fixed and variable basis. The Annuity Options described below or any alternative option offered by the Company may be chosen. If no option is chosen, monthly benefit payments will be made under the Life Annuity with 10 Years
                                    Period Certain option.

                                    Fixed annuity options are funded through the General Account. Variable annuity options may be funded through one or more of the Sub-Accounts. Not all Sub-Accounts may be made available.

Selection of Annuity                The Owner must select an Annuity Benefit
Benefit Payments                    Payment Option prior to or after the Issue
                                    Date but before the Annuity Date. Annuity benefit payments will be paid monthly or at any other frequency currently offered by the Company. If the first payment would be less than the Minimum Annuity Benefit Payment
                                    (see Specifications page), a single payment will be made instead. If a life annuity option has been elected, satisfactory proof of the date of birth of the Annuitant must be received at the Principal Office before any payment is made. Also, if a life annuity option has been elected, from time to time the Company may require satisfactory proof that the Annuitant is alive.

Selection or Change                 The Owner must select an Annuity Date when
of Annuity Date                     selecting an Annuity Benefit Payment Option.
                                    If a Period Certain payment option is
                                    selected, the Annuity Date must be on or after the second contract anniversary;
                                    otherwise, the Annuity Date must be at least
                                    30 days after the Issue Date. Prior to such Annuity Date, the Owner may change the Annuity Date by Request. The Request must be received at the Principal Office at least one month before the new Annuity Date. To the extent permitted by applicable laws, rules and regulations governing variable annuities, the new Annuity Date must be no later than the Maximum Alternative Annuity
                                    Date shown on the Specifications page.

Annuity Benefit Payment             In the case of a variable annuity option,
Change Frequency                    the Owner must select an Annuity Benefit
                                    Payment Change Frequency.  This is the
                                    frequency of change in the dollar value of the variable annuity benefit payments. For example, if an annual Annuity Benefit
                                    Payment Change Frequency is chosen, the
                                    dollar value of variable annuity benefit payments will remain constant within each one-year period. The Owner must also select the date of the first change.

Assumed Investment                  In the case of a variable annuity option,
Return                              the Owner must select an Assumed Investment
                                    Return ("AIR"). This rate is used to
                                    determine the initial variable annuity
                                    benefit payment and how the payment will change over time in response to the performance of the selected Sub-Accounts.
                                    If the actual performance of any selected
                                    Sub-Account (as measured by the Net
                                    Investment Factor) is equal to the AIR, the annuity benefit payment attributable to that Sub-Account will be constant. If the actual performance is greater than the AIR, the annuity benefit payment will increase.
                                    If the actual performance is less than the AIR, the annuity benefit payment will decrease.

Reversal of Decision                The Owner may reverse the decision to
To Annuitize                        annuitize by a Request in writing within
                                    90 days after the Annuity Date. Upon
                                    receipt of such notice, the Company will place the contract back to the Accumulation
                                    Phase subject to the following:

                                       (a)  The funds applied under a variable
                                            annuity option during this period
                                            will be treated as if they had been
                                            invested in the Accumulation Phase
                                            of the contract, with the same
                                            allocations that were in effect
                                            since the Annuity Date.

                                       (b)  The funds applied under a fixed
                                            annuity option during this period
                                            will be treated as if they had been
                                            invested in the Accumulation Phase
                                            of the contract in the Fixed
                                            Account, since the Annuity Date.

                                       (c)  Any annuity benefit payment paid or
                                            withdrawal taken during this period
                                            will be treated as a withdrawal of
                                            the Surrender Value as of the date
                                            of the payment or withdrawal. Fixed
                                            Annuity benefit payments will be
                                            treated as withdrawals from the
                                            Fixed Account. Variable annuity
                                            benefit payments will be treated as
                                            withdrawals from the variable Sub-
                                            Accounts. Surrender charges and
                                            Payment Credit Recapture Amounts may
                                            apply to these withdrawals.

                                       (d)  If the Company learns of the Owner's
                                            decision to reverse after the
                                            Maximum Alternative Annuity Date
                                            (see Specifications page) the Owner
                                            must immediately select another
                                            Annuity Benefit Payment Option.

Annuity Value                       The Annuity Value will be the Accumulated
                                    Value, after application of any applicable
                                    Market Value Adjustment, and less any
                                    applicable premium tax. For a Death
                                    Benefit annuity, the Annuity Value will be the amount of the Death Benefit, less any applicable premium tax.

                                    The amount of the first annuity benefit
                                    payment under all available options except period certain options will depend on the age and/or sex of the Annuitant on the Annuity Date and the Annuity Value applied. Period certain options are based only on the duration of payments and the Annuity Value.

Annuity Unit Values                 A Sub-Account Annuity Unit Value on any
                                    Valuation Date is equal to its value on the preceding Valuation Date multiplied by the product of:

                                       (a)  a discount factor equivalent to the
                                            Assumed Investment Return; and

                                       (b)  the Net Investment Factor of the
                                            Sub-Account funding the annuity
                                            benefit payments for the applicable
                                            Valuation Period.

                                    The value of an Annuity Unit as of any date other than a Valuation Date is equal to its value as of the preceding Valuation Date.

                                    Each variable annuity benefit payment is equal to the number of Annuity Units multiplied by the applicable value of an Annuity Unit, except that under a Joint and Survivor Option, after the first death, the number of units in each payment is equal to the total number of units multiplied by the Survivor Annuity Benefit Percentage.

                                    Variable annuity benefit payments will
                                    increase or decrease with the value of the Annuity Units as of the date of the first payment of each Annuity Benefit Payment Change Frequency. The Company guarantees that the amount of each variable annuity benefit payment will not be affected by changes in mortality and expense experience.

Number of Annuity Units             For each Sub-Account the number of Annuity
                                    Units determining the benefit payable is equal to the amount of the first annuity benefit payment divided by the value of the Annuity Unit as of the Valuation Date used to calculate the amount of the first payment. Once annuity benefit payments begin, the number of Annuity Units will not change unless a split, a withdrawal or a transfer is made.

Payment of Annuity                  Annuity Benefit Payments are paid to the
Benefit Payments                    Owner. By Request in writing, the Owner may
                                    direct that payments are made to another person, persons or entity.

                                    If an Owner, who is not also an Annuitant, dies on or after the Annuity Date, the following occurs:

                                       (a)  If the deceased Owner was the sole
                                            Owner, then the remaining annuity
                                            benefit payments will be payable to
                                            the Beneficiary in accordance with
                                            the terms of the Annuity Option
                                            selected. Upon the death of a sole
                                            Owner, the Beneficiary becomes the
                                            Owner of the contract; or

                                       (b)  If the contract has joint Owners,
                                            then the remaining annuity benefit
                                            payments will be payable to the
                                            surviving joint Owner in accordance
\ with the terms of the Annuity Option selected. Upon the death of the surviving joint Owner, the
                                            Beneficiary becomes the Owner of the
                                            contract.

                                    TRANSFER

                                    After the Annuity Date and prior to the
                                    death of the Annuitant, the Owner may
                                    transfer among Sub-accounts by Request to the Principal Office.

                                    Transfers may increase or decrease the
                                    number of Annuity Units in each subsequent payment.

                                    There is no charge for the first twelve
                                    transfers per contract year. A transfer
                                    charge of up to $25 may be imposed on each additional transfer.

                                    The Company reserves the right to limit or refuse transfers if it determines, in its sole discretion, that the exercise of that right by an Owner(s), or any agent or duly authorized representative of such Owner(s) is, or would be, to the disadvantage of other Owners. Such transfer limitations could be applied to transfers to or from some or all of the accounts and could include but not be limited to:

                                       (a)  the requirement of a minimum time
                                            period between each transfer;

                                       (b)  not accepting a transfer request of
                                            an agent or duly authorized
                                            representative of such Owner(s)
                                            authorized to act on behalf of such
                                            Owner(s); and

                                       (c)  limiting the dollar amount that may
                                            be transferred to or from any of the
                                            accounts by an Owner(s) at any one
                                            time.

                                    Such limitations, individually or in
                                    aggregate, may be applied in any manner
                                    reasonably designed to prevent any use of the transfer right which is considered by the Company to be to the disadvantage of other Owners.

                                    WITHDRAWAL

                                    After the Annuity Date and prior to the
                                    death of the Annuitant, the Owner may have the right, based on the Annuity Option selected, to make withdrawals. If the Death Benefit is applied under an Annuity Option the Beneficiary may also make withdrawals in accordance with this provision.

                                    Amounts withdrawn that were applied under a variable Annuity Option will be paid within 7 days of the date a Request is received. The Company reserves the right to delay payments subject to applicable laws, rules and regulations governing variable annuities.

                                    Amounts withdrawn that were applied under a fixed Annuity Option will normally be paid within 7 days of the date a Request is received. The Company may defer payment for up to six months from the date a Request is received. If deferred for 30 days or more, the amount payable will be credited interest at a rate of at least 3% or the appropriate rate mandated by the State.

                                    Only one Request for withdrawal under each provision may be made each calendar year, unless a period certain option is chosen.

Payment Withdrawal                  Each calendar year, the Owner can request up
Amount Option                       to an amount equal to the Payment Withdrawal
                                    Amount (see Specifications page).

                                    For fixed Annuity Options, each withdrawal proportionately reduces the dollar amount of each future annuity benefit payment. The proportionate reduction is calculated by multiplying the dollar amount of each future annuity benefit payment by the following:

                                             Amount of the withdrawal
                                             ------------------------
                                           Present Value of all remaining
                                           fixed annuity benefit payments
                                        immediately prior to the withdrawal.

                                    For variable Annuity Options, each
                                    withdrawal proportionately reduces the
                                    number of Annuity Units in each future
                                    annuity benefit payment. The proportionate reduction is calculated by multiplying the number of Annuity Units in each future annuity benefit payment by the following:

                                             Amount of the withdrawal
                                             ------------------------
                                           Present Value of all remaining
                                         variable annuity benefit payments
                                        immediately prior to the withdrawal.

Present Value                       Over the life of the contract, for period
Withdrawal Option                   certain and life with period certain
                                    Annuity Options when there are remaining guaranteed annuity benefit payments, the
                                    Owner may request withdrawals which
                                    represent a percentage of the Present Value of those remaining guaranteed annuity benefit payments. "Guaranteed annuity benefit payments" refers to the non-life contingent annuity benefit payments. Each year a withdrawal is taken under this provision, the Company records the percentage withdrawn. Each withdrawal proportionately reduces future annuity benefit payments. (See proportionate reduction calculation below.) The total percentage withdrawn over the life of the contract cannot exceed the Present Value
                                    Withdrawal Amount (see Specifications page).

                                    For fixed Annuity Options, each withdrawal proportionately reduces the dollar amount of each future annuity benefit payment. The proportionate reduction is calculated by multiplying the dollar amount of each future annuity benefit payment by the following:

                                           Amount of the withdrawal
                                           ------------------------
                                      Present Value of all remaining fixed
                                      guaranteed annuity benefit payments
                                      immediately prior to the withdrawal

                                    For variable Annuity Options, each
                                    withdrawal proportionately reduces any
                                    remaining guaranteed payments. The
                                    proportionate reduction is calculated by multiplying the number of Annuity Units in each future annuity benefit payment by the following:

                                             Amount of the withdrawal
                                             ------------------------
                                      Present Value of all remaining variable
                                        guaranteed annuity benefit payments
                                        immediately prior to the withdrawal

                                    If an Annuitant is still living after there are no remaining guaranteed payments under a life with period certain payout:

                                       (a)  for variable Annuity Options, the
                                            number of Annuity Units will
                                            increase to the number of Annuity
                                            Units payable prior to any
                                            withdrawals, adjusted for transfers.

                                       (b)  for fixed Annuity Options, the
                                            dollar amount of the annuity benefit
                                            payments will increase to the amount
                                            payable prior to any withdrawals,
                                            adjusted for transfers.

                                    PRESENT VALUE OF ANNUITY BENEFIT PAYMENTS

                                    For a variety of purposes, it is at times necessary to determine the Present Value of either all future annuity benefit payments or of future guaranteed annuity benefit payments. Present Values are calculated based on the Annuity 2000 Mortality Table, male, female or unisex rates as appropriate, and the interest rate or AIR used to determine the annuity benefit payments increased by the following adjustments:

                                                                                          Adjustment
                                    Death of the Annuitant                                   0.00%
                                    All Withdrawals after the Annuity Date:
                                        -    5 or more years after the Issue Date            0.00%
                                        -    Within 5 years of the Issue Date:
                                             15 or more years of annuity benefit
                                              payments being valued 1.00% 10-14
                                              years of annuity benefit payments
                                              being valued 1.50% Less than 10
                                              years of annuity benefit payments
                                              being valued 2.00%

                                    Unless otherwise indicated by the Owner, upon the death of the Annuitant, the Present Value of the remaining guaranteed annuity benefit payments may be paid to the Owner.

                                    ANNUITY BENEFIT PAYMENT OPTIONS

                                    PERIOD CERTAIN ANNUITY:

                                    Periodic annuity benefit payments for a
                                    chosen number of years. The number of years selected may be from 10 to 30, or any other period currently made available by the Company.

                                    LIFE ANNUITY:

                                       (a)  Single Life - Periodic annuity
                                            benefit payments during the
                                            Annuitant's life. The annuity
                                            benefit payments do not continue
                                            after the death of the Annuitant.

                                       (b)  Joint and Survivor - Periodic
                                            annuity benefit payments during the
                                            joint lifetime of the Joint
                                            Annuitants. For variable options,
                                            after the first death, the number
                                            of units in each payment during the
                                            lifetime of the survivor is equal to
                                            the total number of units multiplied
                                            by the Survivor Annuity Benefit
                                            Percentage. For fixed options, after
                                            the first death, the dollar amount
                                            of each payment during the lifetime
                                            of the survivor is equal to the
                                            dollar value of each payment paid
                                            prior to such death multiplied by
                                            the Survivor Annuity Benefit
                                            Percentage.

                                    LIFE ANNUITY GUARANTEE OPTIONS

                                    If a life Annuity Option has been elected, the Owner may also select one of the following guarantees:

                                    PERIOD CERTAIN

                                    Periodic guaranteed payments for a period of 5 to 30 years, or any other period currently made available by the Company.

                                    CASH BACK

                                    Upon notification of the Annuitant's death, any excess of the Annuity Value applied over the total amount of the annuity benefit payments will be paid to the Owner or Beneficiary, whichever is applicable.

                                    ANNUITY OPTION RATE TABLES

                                    The first variable annuity benefit payment will be based on the Annuity Option Rates made available by the Company on the rate basis available at the time the Annuity Option is selected. The fixed annuity benefit payments will be based on the greater of the guaranteed Annuity Option Rates shown in the tables on the following pages or the Company's non-guaranteed current Annuity Option Rates applicable to this class of contracts. The Company guarantees that once an Annuity Option is selected, the annuity benefit payments will not be affected by changes in mortality and expense experience.

           GUARANTEED ANNUITY OPTION TABLES FOR FIXED ANNUITY OPTIONS

                      FIRST MONTHLY ANNUITY BENEFIT PAYMENT

                    FOR EACH $1,000 OF ANNUITY VALUE APPLIED

    Age
  Nearest            Life Annuity with                       Life                           Life Annuity
  Payment         10 Year Period Certain                    Annuity                        With Cash Back

               Male      Female      Unisex       Male      Female      Unisex       Male      Female      Unisex

    [50        4.05       3.81        3.91        4.08       3.83        3.93        3.90       3.72        3.79

     51        4.11       3.87        3.97        4.15       3.89        3.99        3.96       3.77        3.85
     52        4.18       3.93        4.03        4.22       3.95        4.06        4.01       3.82        3.90
     53        4.25       3.99        4.10        4.30       4.01        4.13        4.07       3.88        3.96
     54        4.33       4.06        4.17        4.38       4.08        4.20        4.14       3.94        4.02
     55        4.41       4.13        4.24        4.46       4.15        4.28        4.20       3.99        4.07

     56        4.49       4.20        4.32        4.55       4.23        4.36        4.27       4.06        4.14
     57        4.58       4.28        4.40        4.65       4.31        4.45        4.34       4.12        4.21
     58        4.68       4.36        4.49        4.75       4.40        4.54        4.42       4.19        4.28
     59        4.78       4.45        4.58        4.86       4.49        4.64        4.50       4.26        4.36
     60        4.88       4.54        4.67        4.98       4.59        4.74        4.58       4.34        4.44

     61        4.99       4.63        4.77        5.10       4.69        4.85        4.67       4.42        4.52
     62        5.10       4.73        4.88        5.23       4.80        4.97        4.76       4.50        4.60
     63        5.23       4.84        4.99        5.37       4.92        5.10        4.85       4.59        4.69
     64        5.35       4.95        5.11        5.52       5.04        5.24        4.95       4.68        4.79
     65        5.48       5.07        5.24        5.69       5.18        5.38        5.06       4.78        4.89

     66        5.62       5.20        5.37        5.86       5.32        5.54        5.17       4.89        5.00
     67        5.77       5.33        5.51        6.04       5.47        5.70        5.28       4.99        5.11
     68        5.92       5.47        5.65        6.24       5.64        5.88        5.40       5.11        5.23
     69        6.07       5.62        5.80        6.45       5.82        6.07        5.52       5.23        5.35
     70        6.23       5.78        5.96        6.67       6.01        6.27        5.66       5.36        5.48

     71        6.39       5.94        6.12        6.90       6.21        6.49        5.79       5.49        5.61
     72        6.56       6.11        6.29        7.16       6.44        6.72        5.94       5.63        5.75
     73        6.73       6.29        6.47        7.43       6.68        6.98        6.09       5.78        5.90
     74        6.90       6.48        6.65        7.71       6.94        7.25        6.24       5.94        6.06
     75        7.08       6.67        6.83        8.02       7.22        7.54        6.41       6.11       6.23]


            These tables are based on an annual interest rate of [3%]
                      and the Annuity 2000 Mortality Table

                      FIRST MONTHLY ANNUITY BENEFIT PAYMENT
                    FOR EACH $1,000 OF ANNUITY VALUE APPLIED

                                    Joint and Survivor Life Annuity
                                             Older Age

                                    50      55       60       65       70       75      80
Y            50                     [3.53   3.61     3.68     3.73     3.76     3.79    3.80
O            55                             3.77     3.88     3.97     4.04     4.08    4.11
U            60                                      4.10     4.25     4.36     4.45    4.50
N            65                                               4.55     4.74     4.90    5.01
G            70                                                        5.16     5.43    5.64
E            75                                                                 6.02    6.41
R            80                                                                         7.25]
A
G
E

                                    Joint and Two-Thirds Survivor Life Annuity
                                             Older Age

                                    50      55       60       65       70       75      80
Y            50                     [3.80   3.93     4.09     4.25     4.43     4.61    4.80
O            55                             4.11     4.29     4.49     4.70     4.91    5.13
U            60                                      4.53     4.77     5.02     5.29    5.55
N            65                                               5.09     5.42     5.75    6.07
G            70                                                        5.88     6.31    6.75
E            75                                                                 6.99    7.59
R            80                                                                         8.58]
A
G
E

           These tables are based on an annual interest rate of [3 %]
                      and the Annuity 2000 Mortality Table

                      FIRST MONTHLY ANNUITY BENEFIT PAYMENT
                    FOR EACH $1,000 OF ANNUITY VALUE APPLIED

                            Number of                  Fixed Annuity for a
                              Years                       Period Certain

                               [ 10                            9.61

                               15                              6.87

                               20                              5.51

                               25                              4.71

                               30                              4.18]


            These tables are based on an annual interest rate of [3%]
                     and the Annuity 2000 Mortality Table.

                               GENERAL PROVISIONS

Entire Contract                     The entire contract consists of this
                                    contract, any application attached at issue, riders, Specifications pages and endorsements.

Misstatement of Age                 If the age or sex of an individual is
or Sex                              misstated, the Company will adjust all
                                    benefits payable to that which would be
                                    available at the correct age or sex. Any underpayments already made by the Company will be paid immediately. Any overpayments will be deducted from future annuity benefit payments.

Failure to Notify Company           After the Annuity Date and once notified of
of Annuitant Death                  the Annuitant's death, the Company reserves
                                    the right to recover any overpaid annuity benefit payments.

Modifications                       Only the President or Vice President of the
                                    Company may modify or waive any provisions of this contract. Agents or Brokers are not authorized to do so.

Incontestability                    The Company cannot challenge the validity of
                                    this contract after it has been in force for more than two years from the date of issue.

Minimums All values and benefits available under this contract equal or exceed those required by the State in which the contract is delivered.

Annual Report                       The Company will furnish an annual report to
                                    the Owner containing a statement of the
                                    number and value of Accumulation Units
                                    credited to the Sub-Accounts, the value of the Fixed Account and the Guarantee Period
                                    Accounts and any other information required by applicable law, rules and regulations.

Addition, Deletion, or              The Company reserves the right, subject to
Substitution of                     compliance with applicable law, to add to,
Investments                         delete from, or substitute for the shares of
                                    a Fund that are held by the Sub-Accounts or that the Sub-Accounts may purchase. The
                                    Company also reserves the right to eliminate the shares of any Fund no longer available for investment or if the Company believes further investment in the Fund is no longer appropriate for the purposes of the Sub-Accounts.

                                    The Company will not substitute shares
                                    attributable to any interest in a
                                    Sub-Account without notice to the Owner and prior approval of the Securities and Exchange Commission as required by the Investment Company Act of 1940. This will not prevent the Variable Account from purchasing other securities for other series or classes of contracts, or from permitting a conversion between series or classes of contracts on the basis of requests made by Owners.

                                    The Company reserves the right, subject to compliance with applicable laws, to establish additional Separate Accounts, Guarantee Period Accounts and Sub-Accounts and to make them available to any class or series of contracts as the Company considers appropriate. Each new Separate Account or Sub-Account will invest in a new investment company, or in shares of another open-end investment company, or such other investments as may be permitted under applicable law. The Company also reserves the right to eliminate or combine existing Sub-Accounts and to transfer the assets of any Sub-Accounts to any other Sub-Accounts. In the event of any substitution or change, the Company may, by appropriate notice, make such changes in this and other contracts as may be necessary or appropriate to reflect the substitution or change. If the Company considers it to be in the best interests of the owners, the Variable Account or any Sub-Account may be operated as a management company under the Investment Company Act of 1940 or in any other form permitted by law, or may be de-registered under the Act in the event registration is no longer required, or may be combined with other accounts of the Company.

Changes in Law                      The Company reserves the right to make any
                                    changes to provisions of the contract to comply with, or give Owners the benefit of, any federal or State statute, rule, or regulation.

Change of Name                      Subject to compliance with applicable law,
                                    the Company reserves the right to change the names of the Variable Account or the Sub-Accounts.

Federal Tax                         The Variable Account is not currently
Considerations                      subject to tax, but the Company reserves the
                                    right to assess a charge for taxes if the Variable Account becomes subject to tax.

Splitting of Units                  The Company reserves the right to split the
                                    value of a unit, either to increase or
                                    decrease the number of units. Any splitting of units will have no material effect on the benefits, provisions or investment return of this contract or upon the Owner, the Annuitant, any Beneficiary, or the Company.

Insulation of Separate              The investment performance of Separate
Account                             Account assets is determined separately
                                    from the other assets of the Company. The assets of a Separate Account equal to the reserves and liabilities of the contracts supported by the account will not be charged with liabilities from any other business that the Company may conduct.

              Flexible Payment Deferred Variable and Fixed Annuity
              Annuity Benefit Payments Payable on the Annuity Date
    Death Benefit Payable to Beneficiary if Owner Dies prior to Annuity Date
                                Non-Participating


Form A3038-02                          34                              bascb2-10